ESCROW AGREEMENT FOR ESCROWED DOCUMENT

This ESCROW AGREEMENT (this “Escrow Agreement”), dated June 13, 2008, is by and among Allegro Biodiesel Corporation, a Delaware corporation (“Allegro”), the former members of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (hereinafter referred to as the “Members”), represented herein by Darrell Dubroc in his capacity as Member Representative under that certain Escrow Agreement dated as of September 20, 2006 among Allegro, the Members and JPMorgan Chase Bank, N.A. (in such capacity, hereinafter referred to as the “Member Representative”), Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Consolidated”), and Richard Matheny of Phelps Dunbar, LLP (in its capacity as escrow agent hereunder, the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Interest Purchase Agreement or the Agreement to Settle Certain Claims (collectively referred to herein as the “Agreements”), dated as of June 13, 2008. The Parties acknowledge that Escrow Agent is not a party to and will not be responsible for the Agreements.

WITNESSETH:

WHEREAS, pursuant to the Agreements, Allegro, Consolidated and the Members (the “Parties”) have agreed to certain terms and conditions to settling various outstanding issues as set forth in the Agreements;

WHEREAS, pursuant to the terms of Section 5.8 of the Interest Purchase Agreement, Allegro and Consolidated agreed to deposit into escrow the Joint Escrow Instructions signed by both Allegro and the Member Representative on June 13, 2008, to be held and distributed by the Escrow Agent in accordance with the terms and conditions of Section 5.8 of the Interest Purchase Agreement and this Escrow Agreement;

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein and in the Agreements, the parties hereto hereby agree as follows:

Section 1.  Appointment of Escrow Agent.

The Parties hereby appoint Richard Matheny of Phelps Dunbar, LLP as Escrow Agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment.

Section 2.  Deposit of Escrowed Document.

Concurrently with the execution and delivery of this Escrow Agreement, in accordance with Section 5.8 of the Interest Purchase Agreement, Allegro and the Members have deposited with the Escrow Agent, which hereby acknowledges receipt of same, the Joint Escrow Instructions executed on June 13, 2008 (the “Escrowed Document”) to be held and delivered by the Escrow Agent in accordance with the terms and conditions set forth in this Escrow Agreement.

Section 3.  Disbursements From the Escrow Account; Closing.

The Escrow Agent shall deliver the Escrowed Document to JPMorgan Chase Bank, N.A. at the address set forth in the Escrowed Document by overnight delivery service upon receipt of written confirmation signed by Allegro that Allegro has mailed to Allegro’s stockholders a definitive Information Statement, as defined in the Interest Purchase Agreement, together with a copy of such definitive Information Statement.

Section 4.  Concerning the Escrow Agent.

(i)  Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including Phelps Dunbar LLP’s officers, directors, employees and agents, will:

(i)  not be liable for any action taken or omitted under this Escrow Agreement so long as he has acted in good faith and without gross negligence or willful misconduct;

(ii)  have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

(iii)  be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and will be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(iv)  [Reserved];

(v)  be indemnified and saved harmless by the Parties from any and all losses, liabilities, claims, proceedings, suits, demands, penalties, costs and expenses, including without limitation reasonable fees and expenses of outside counsel and experts and their staffs and all reasonable expenses of document location, duplication and shipment and of preparation to defend any of the foregoing (“Losses”), which may be incurred by it as a result of its execution, delivery or performance of this Escrow Agreement, unless such Losses are caused by the bad faith, gross negligence or willful misconduct of the Escrow Agent, and the provisions of this Section 4(a)(v) will survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement;
(vi)  have only those duties as are specifically provided herein, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the other Parties. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Agreements. This Escrow Agreement sets forth all matters pertinent to the Escrowed Document contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Escrow Agreement or any other Agreement. IN NO EVENT WILL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION;

(vii)  have the right, but not the obligation, to consult with and retain counsel of its choice with respect to matters (including but not limited to litigation) arising out of this Escrow Agreement and will not be liable for action taken or omitted to be taken by Escrow Agent in good faith in accordance with the advice of such counsel; and

(viii)  have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

Section 5.  Resignation or Removal of Escrow Agent.

The Escrow Agent may resign as such following the giving of thirty (30) days prior notice to the Parties. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior notice to the Escrow Agent by the Parties. In either event, the duties of the Escrow Agent will terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent will then deliver the balance of the documents then in its possession to a successor escrow agent as will be appointed by the Parties as evidenced by notice to the Escrow Agent.

If the Parties hereto have failed to appoint a successor to the Escrow Agent prior to the expiration of thirty days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction in Louisiana for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

Section 6.  Termination

This Escrow Agreement shall automatically terminate on the date on which the Escrowed Document has been duly disbursed in accordance with Section 3 hereof.

Section 7.  Notices

Any notice or other communication required or permitted by this Escrow Agreement shall be in writing and shall be deemed given to a Party when (i) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (ii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to such Party at the address or facsimile number and marked to the attention of the person (by name or title) designated for such party below (or to such other address, facsimile number or person as such party may designate by notice to the other parties):

If to Allegro, addressed as follows:

Allegro Biodiesel Corporation
6033 West Century Blvd., Suite 1090
Los Angeles, CA 90045
Attention: W. Bruce Comer III
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention:  Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

If to the Member Representative:

429 Murray Street
Suite #700
Alexandria, LA 71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

and

Breazeale, Sachse & Wilson, L.L.P.
23rd Floor, One American Place
301 Main Street
Baton Rouge, LA 70821-3197
Attn: B. Troy Villa
Telephone No.: (225) 387-4000
Facsimile No.: (225) 387-5397

If to Consolidated, addressed as follows.

Consolidated Energy Holdings, LLC
429 Murray Street
Suite #700
Alexandria, LA 71301
Attn : Dean Tyler
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

If to Escrow Agent:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

Notwithstanding the above, in the case of communications delivered to the Escrow Agent such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

Section 8.  Governing Law; Counterparts.

This Escrow Agreement shall be construed in accordance with the laws of the State of Louisiana without regard to the conflicts of law principles thereof. Each Party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Louisiana. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. This Escrow Agreement may be executed in multiple counterparts, each which shall constitute an original and all of which taken together shall constitute one and the same instrument. All signatures of the Parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

Section 9.  Amendment, Modification or Waiver.

This Escrow Agreement may be amended or modified, and any term of this Escrow Agreement may be waived, only if such amendment, modification or waiver is in writing and signed by the Parties and the Escrow Agent.

Section 10.  Assignment.

This Escrow Agreement shall be binding upon and inure to the benefit of the successors, heirs and permitted assigns of the Parties.

Section 11.  Force Majeure

Notwithstanding any other provision of this Escrow Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and will not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

Section 12 Severability and Operation of Law.

If any provision of this Escrow Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Escrow Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

Section 13. Extension; Waiver.

The failure of any party to this Escrow Agreement to assert any of its rights under this Escrow Agreement or otherwise shall not constitute a waiver of such rights. Further, no waiver by either party of any term, condition, default, or breach shall constitute or be construed as a waiver of any other term, condition, default, or breach of this Escrow Agreement.

Section 14. Entire Agreement, No Third Party Beneficiaries.

This Escrow Agreement, constitutes the entire Escrow Agreement among the parties hereto and supersedes any and all other prior Escrow Agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than the Parties any rights or remedies hereunder.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III
Name: W. Bruce Comer, III
Title: Chief Executive Officer

MEMBERS:

By: /s/ Darrell J. Dubroc
Darrell J. Dubroc, as Member Representative

CONSOLIDATED ENERGY HOLDINGS, LLC

By: /s/ Dean Tyler
Name: Dean Tyler
Title: Member authorized by the Manager

By: /s/ Richard Matheny
RICHARD MATHENY, escrow agent